NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

CORELOGIC REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Irvine, Calif., April 25, 2017 - CoreLogic® (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today reported financial results for the quarter ended March 31, 2017.

Strong Operating Performance Highlighted by Significant Market Outperformance,
Aggressive Cost Management and High Cash Flow Conversion

•	Revenues of $440 million were down 3% as market share gains, pricing actions and new products were offset by the impact of an estimated 20% decline in U.S. mortgage application volumes.

•
Operating income from continuing operations of $33 million was down 44% as operating gains in insurance and spatial solutions, international operations and RMW partially offset lower mortgage application volumes, cost management program-related charges, and the timing of technology and compliance investments.

•	Net income from continuing operations of $13 million, down 54%. Diluted EPS from continuing operations of $0.15 per share. Adjusted EPS of $0.37 per share.

•	Adjusted EBITDA totaled $90 million, 16% lower than prior year.

•	Repurchased 0.5 million common shares for $20 million.

“CoreLogic delivered a strong operating performance in the first quarter of 2017. In terms of revenues, we substantially offset the impact of a 20% decline in U.S. mortgage applications through a combination of market share gains, pricing actions and new product rollouts across our core solution sets,” said Frank Martell, President and Chief Executive Officer of CoreLogic. “During the quarter, we also took aggressive actions to cut costs and drive further productivity into the organization including reducing our global staffing levels approximately 3%. We also continued to invest in enhancing and scaling our solution sets as well as expanding our innovation, technology and compliance capabilities. I believe these investments will help us to drive top-line growth, margins and cash flow and, ultimately, ensure our market leadership well into the future.”

“Our relentless focus on building scaled and unique market leading solutions as well as driving for best-in-class operational and cost efficiencies has resulted in the creation of a durable and highly cash generative business model. This model has allowed us to return over $1 billion to our stockholders over the past 6 years. We added to this total in the first quarter by returning an additional $20 million in capital through our ongoing share repurchase program,” Martell added.

Financial Highlights

First quarter reported revenues totaled $440 million compared with $454 million in the same 2016 period. During the quarter, market share and pricing-related gains as well as contributions from new products in both the Property Intelligence (PI) and the Risk Management and Work Flow (RMW) segments helped to offset the impact of an estimated 20% decline in U.S. mortgage application volumes, lower demand for project-related advisory services and the wind-down of non-core product lines.  PI revenues declined 6% to $227 million in the first quarter driven primarily by lower valuation solutions revenues due to reduced U.S. mortgage application volumes and planned vendor diversification by a significant appraisal management client. PI revenues were also impacted by lower demand for project-related advisory services. PI revenues attributable to insurance, spatial solutions, realtor solutions, and international were higher in the first quarter.  RMW revenues totaled $214 million, consistent with 2016 levels, as the benefits from organic growth offset the unfavorable impacts from lower mortgage application volumes and the wind-down of non-core product lines.

Operating income totaled $33 million for the first quarter compared with $58 million in the same 2016 period. The year-over-year decline in operating income was principally attributable to lower mortgage application volumes as well as charges associated with cost reduction programs including severance and real estate consolidation costs and investments in technology, innovation, and compliance programs and capabilities discussed earlier. First quarter operating income also included a one-time acceleration of stock-based compensation of $4 million that had no prior year counterpart.

First quarter net income from continuing operations totaled $13 million compared with $28 million in the same 2016 period. The decline was primarily the result of lower levels of income from operating activities discussed previously, partially offset by lower interest costs and tax provisions. Diluted EPS from continuing operations totaled $0.15 for the first quarter of 2017 compared with $0.31 in 2016. Adjusted diluted EPS totaled $0.37, down 23% reflecting lower first quarter operating income levels partially offset by the benefit of lower interest costs and tax provisions and share repurchases.

Adjusted EBITDA totaled $90 million in the first quarter compared with $107 million in the same prior year period. The 16% year-over-year decline in adjusted EBITDA was principally the result of lower mortgage application volumes, higher technology, innovation, and compliance costs and charges associated with cost reduction programs. PI segment adjusted EBITDA totaled $45 million compared to $50 million in 2016. The reduction in PI adjusted EBITDA was attributable to the impact of lower mortgage application volumes, planned vendor diversification by a significant appraisal management client, and the impact of lower demand for project-related advisory services. RMW adjusted EBITDA was $51 million, 18% below 2016 levels, as the impact of lower mortgage application volumes and higher compliance and cost management-related expenses were partially offset by continued organic growth and productivity benefits.

Liquidity and Capital Resources

At March 31, 2017, the Company had cash and cash equivalents of $103 million compared with $72 million at December 31, 2016. Total debt as of March 31, 2017 was $1,602 million compared with $1,619 million as of December 31, 2016. As of March 31, 2017, the Company had available capacity on its revolving credit facility of $248 million.

Net cash provided by operating activities from continuing operations for the twelve months ended March 31, 2017 was $423 million. Free cash flow (FCF) for the twelve months ended March 31, 2017 totaled $344 million, which represented 71% of adjusted EBITDA. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets.

For the quarter ending March 31, 2017, the Company repurchased 0.5 million of its common shares for $20 million.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Wednesday, April 26, 2017, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-866-807-9684 for U.S./Canada callers or 1-412-317-5415 for international callers.

Additional detail on the Company's first quarter results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-877-344-7529 for U.S. participants, 855-669-9658 for Canada participants or 1-412-317-0088 for international participants using Conference ID 10103592.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

#######
About CoreLogic

CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled solutions provider. The Company's combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed solutions. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to statements that the Company’s investments will help it drive top-line growth, margins and cash flow and ensure market leadership; the belief that the Company’s efforts have resulted in the creation of a durable and highly cash generative business model; statements regarding the Company's overall financial performance, including future revenue and profit growth, and statements about the Company's margin and cash flow profile. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; compromises in the security of our data, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally; our ability to protect proprietary rights; our cost reduction program, technology and growth strategies and our ability to effectively and efficiently implement them; risks related to the outsourcing of services and international operations; our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; the inability to control the operations or dividend policies of our partially-owned affiliates; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share to respective GAAP results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EPS and FCF, provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, stock compensation, non-operating gains/losses and other adjustments. Adjusted EPS is defined as diluted net income from continuing operations per share, adjusted for stock compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; tax affected at an assumed effective tax rate of 35% and 36% for 2017 and 2016, respectively. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.

(Additional Financial Data Follow)

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the Three Months Ended
	March 31,
(in thousands, except per share amounts)	2017	2016
Operating revenues	$439,851	$453,543
Cost of services (excluding depreciation and amortization shown below)	251,966	245,377
Selling, general and administrative expenses	111,850	110,297
Depreciation and amortization	43,472	39,644
Total operating expenses	407,288	395,318
Operating income	32,563	58,225
Interest expense:
Interest income	338	627
Interest expense	14,131	14,924
Total interest expense, net	(13,793)	(14,297)
Gain/(loss) on investments and other, net	935	(521)
Income from continuing operations before equity in losses of affiliates and income taxes	19,705	43,407
Provision for income taxes	6,274	15,779
Income from continuing operations before equity in losses of affiliates	13,431	27,628
Equity in losses of affiliates, net of tax	(723)	(90)
Net income from continuing operations	12,708	27,538
Gain/(loss) from discontinued operations, net of tax	2,417	(58)
Gain from sale of discontinued operations, net of tax	313	—
Net income	$15,438	$27,480
Basic income per share:
Net income from continuing operations	$0.15	$0.31
Gain/(loss) from discontinued operations, net of tax	0.03	—
Gain from sale of discontinued operations, net of tax	—	—
Net income	$0.18	$0.31
Diluted income per share:
Net income from continuing operations	$0.15	$0.31
Gain/(loss) from discontinued operations, net of tax	0.03	—
Gain from sale of discontinued operations, net of tax	—	—
Net income	$0.18	$0.31
Weighted-average common shares outstanding:
Basic	84,432	88,310
Diluted	86,341	89,919

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except par value)	March 31,	December 31,
Assets	2017	2016
Current assets:
Cash and cash equivalents	$102,932	$72,031
Accounts receivable (less allowance for doubtful accounts of $7,946 and $8,857 as of March 31, 2017 and December 31, 2016, respectively)	258,080	269,229
Prepaid expenses and other current assets	38,108	43,060
Income tax receivable	9,646	6,905
Assets of discontinued operations	5,067	662
Total current assets	413,833	391,887
Property and equipment, net	440,395	449,199
Goodwill, net	2,115,619	2,107,255
Other intangible assets, net	466,133	478,913
Capitalized data and database costs, net	330,935	327,921
Investment in affiliates, net	39,638	40,809
Deferred income tax assets, long-term	1,398	1,516
Restricted cash	17,423	17,943
Other assets	94,229	92,091
Total assets	$3,919,603	$3,907,534
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$186,155	$168,284
Accrued salaries and benefits	81,732	107,234
Deferred revenue, current	294,845	284,622
Current portion of long-term debt	122,634	105,158
Liabilities of discontinued operations	3,026	3,123
Total current liabilities	688,392	668,421
Long-term debt, net of current	1,463,938	1,496,889
Deferred revenue, net of current	492,358	487,134
Deferred income tax liabilities, long term	129,738	120,063
Other liabilities	129,325	132,043
Total liabilities	2,903,751	2,904,550

Stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 84,630 and 84,368 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	1	1
Additional paid-in capital	382,910	400,452
Retained earnings	740,387	724,949
Accumulated other comprehensive loss	(107,446)	(122,418)
Total stockholders' equity	1,015,852	1,002,984
Total liabilities and equity	$3,919,603	$3,907,534

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Three Months Ended
	March 31,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income	$15,438	$27,480
Less: Income/(loss) from discontinued operations, net of tax	2,417	(58)
Less: Gain from sale of discontinued operations, net of tax	313	—
Net income from continuing operations	12,708	27,538
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	43,472	39,644
Amortization of debt issuance costs	1,440	1,485
Provision for bad debt and claim losses	3,758	2,895
Share-based compensation	12,167	9,543
Excess tax benefit related to stock options	—	(1,265)
Equity in losses of affiliates, net of taxes	723	90
Gain on sale of property and equipment	(3)	(8)
Deferred income tax	8,911	5,143
(Gain)/loss on investments and other, net	(935)	521
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	10,952	(4,767)
Prepaid expenses and other current assets	4,952	(1,332)
Accounts payable and accrued expenses	(11,267)	(15,992)
Deferred revenue	15,447	8,491
Income taxes	(2,293)	9,736
Dividends received from investments in affiliates	—	5,183
Other assets and other liabilities	(4,354)	(205)
Net cash provided by operating activities - continuing operations	95,678	86,700
Net cash (used in)/provided by operating activities - discontinued operations	(25)	27
Total cash provided by operating activities	$95,653	$86,727
Cash flows from investing activities:
Purchase of subsidiary shares from noncontrolling interests	$—	$(18,023)
Purchases of property and equipment	(8,671)	(9,810)
Purchases of capitalized data and other intangible assets	(8,441)	(9,021)
Purchases of investments	—	(440)
Proceeds from sale of property and equipment	3	8
Change in restricted cash	520	(117)
Net cash used in investing activities - continuing operations	(16,589)	(37,403)
Net cash provided by investing activities - discontinued operations	—	—
Total cash used in investing activities	$(16,589)	$(37,403)
Cash flows from financing activities:
Repayment of long-term debt	$(17,641)	$(15,830)
Shares repurchased and retired	(19,837)	—
Proceeds from issuance of shares in connection with share-based compensation	2,390	6,296
Payment of tax withholdings related to net share settlements	(12,262)	(7,178)
Excess tax benefit related to stock options	—	1,265
Net cash used in financing activities - continuing operations	(47,350)	(15,447)
Net cash provided by financing activities - discontinued operations	—	—
Total cash used in financing activities	$(47,350)	$(15,447)
Effect of exchange rate on cash	(814)	137
Net change in cash and cash equivalents	$30,900	$34,014
Cash and cash equivalents at beginning of period	72,031	99,090
Less: Change in cash and cash equivalents - discontinued operations	(25)	27
Plus: Cash swept to discontinued operations	(24)	27
Cash and cash equivalents at end of period	$102,932	$133,104

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA
UNAUDITED

	For the Three Months Ended March 31, 2017
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$8,854	$42,100	$(38,246)	$—	$12,708
Income taxes	—	—	5,826	—	5,826
Depreciation and amortization	32,654	6,008	4,810	—	43,472
Interest expense	846	56	12,891	—	13,793
Stock-based compensation	1,801	692	9,674	—	12,167
Non-operating losses/(gains)	362	—	(1,358)	—	(996)
Efficiency investments	—	2,220	346	—	2,566
Transaction costs	—	—	258	—	258
Amortization of acquired intangibles included in equity in losses of affiliates	156	—	—	—	156
Adjusted EBITDA	$44,673	$51,076	$(5,799)	$—	$89,950

	For the Three Months Ended March 31, 2016
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$16,687	$52,923	$(42,072)	$—	$27,538
Income taxes	—	—	15,933	—	15,933
Depreciation and amortization	27,926	7,718	4,000	—	39,644
Interest expense	1,021	55	13,221	—	14,297
Stock-based compensation	2,632	1,563	5,348	—	9,543
Non-operating losses/(gains)	1,100	—	(2,999)	—	(1,899)
Efficiency investments	—	—	12	—	12
Transaction costs	18	—	939	—	957
Amortization of acquired intangibles included in equity in losses of affiliates	723	—	—	—	723
Adjusted EBITDA	$50,107	$62,259	$(5,618)	$—	$106,748

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EPS
UNAUDITED

	For the Three Months Ended March 31,
(diluted income per share)	2017	2016
Net income from continuing operations	$0.15	$0.31
Stock-based compensation	0.14	0.11
Non-operating gains	(0.01)	(0.02)
Efficiency investments	0.03	—
Transaction costs	—	0.01
Depreciation and amortization of acquired software and intangibles	0.20	0.16
Amortization of acquired intangibles included in equity in losses of affiliates	—	0.01
Income tax effect on adjustments	(0.14)	(0.10)
Adjusted EPS	$0.37	$0.48

CORELOGIC, INC.
RECONCILIATION TO FREE CASH FLOW
UNAUDITED

(in thousands)	For the Twelve Months Ended March 31, 2017
Net cash provided by operating activities - continuing operations	$422,981
Purchases of property and equipment	(44,072)
Purchases of capitalized data and other intangible assets	(34,927)
Free Cash Flow	$343,982